                                                                    Exhibit 10.9



              COLLABORATIVE PRONET RESEARCH AND LICENSE AGREEMENT



                         dated as of November 11, 1998



                                 by and between



                              MYRIAD GENETICS, INC



                                      and



                                MONSANTO COMPANY

              COLLABORATIVE PRONET RESEARCH AND LICENSE AGREEMENT
              ---------------------------------------------------


          This COLLABORATIVE PRONET RESEARCH AND LICENSE AGREEMENT (this

"Agreement"), is made as of November 11, 1998 (the "Effective Date"), by and
----------                                          --------------
between MONSANTO COMPANY, a Delaware corporation (hereinafter "MONSANTO"), and
                                                               --------
MYRIAD GENETICS, INC., a Delaware corporation (hereinafter "MYRIAD").  MONSANTO
                                                            ------
and MYRIAD are sometimes referred to herein individually as a "Party" and
                                                               -----
collectively as the "Parties."
                     -------


                              W I T N E S S E T H:


          WHEREAS, MYRIAD has expertise in the discovery and characterization of genes related to major common diseases and in the development of human diagnostic products and services derived from disease genes, and has developed a proprietary ProNet Technology to identify and compile data with respect to protein-protein Interactions with potential application in the development of human diagnostic and therapeutic products; and


          WHEREAS, MONSANTO has expertise in discovering, developing, manufacturing, distributing and marketing human therapeutic products; and


          WHEREAS, MYRIAD and MONSANTO are interested in entering into an agreement whereby MYRIAD and MONSANTO will jointly perform research using MYRIAD's proprietary ProNet Technology to identify Genes and Interactive Proteins and whereby MONSANTO shall have the option to obtain from MYRIAD a license to use, commercialize and exploit the results of such research for the discovery, development, manufacture and marketing of Licensed Products derived from such Genes and Interactive Proteins.


          NOW THEREFORE, in consideration of the premises, and the representations, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------


               As used in this Agreement, the following terms, when capitalized, shall have the meanings ascribed to them below.


          1.1  "Affiliate" means any person, corporation, partnership, firm,
                ---------
joint venture or other entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, MONSANTO or MYRIAD, as the case may be. As used in this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.


          1.2  "Annual Research Plan" means the written plan describing the
                --------------------
research in the Field to be carried out during each year of the Research Program by MYRIAD and MONSANTO pursuant to this Agreement. Each Annual Research Plan shall be approved by the Steering Committee pursuant to Section 2.1(b) below.


          1.3  "Applicable Rate" has the meaning set forth in Section 4.7(b).
                ---------------


          1.4  "Bait" means any protein or gene or fragment thereof intended to
                ----
be used with the ProNet Technology under the Research Program to identify and select Interactive Proteins and/or Genes that Interact therewith.


          1.5  "Characterize" means, with respect to any gene, understanding the
                ------------
function or activity of the protein produced by such gene.


          1.6  "Claims" has the meaning set forth in Section 9.1.
                ------


          1.7  "Confidential Information" means all information (including but
                ------------------------
not limited to information about any element of Technology) which is disclosed by one Party to the other hereunder or under the Confidentiality Agreement referred to in Section 5.4 to the extent that such information, as of the date of its disclosure, is not demonstrably known to the Party or its Affiliates receiving such disclosure as shown by written, electronic or other records (other than by virtue of a prior confidential disclosure to such Party or its Affiliates). For purposes of this definition, "Confidential Information" shall not include any information which, as of the date of disclosure or thereafter (i) is disclosed in published literature through no fault or omission of the Party receiving such disclosure; (ii) is obtained from a Third Party free from any obligation of confidentiality owed to the disclosing Party and having the lawful right to disclose it; or (iii) is known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party, as evidenced by the written, electronic or other records of the receiving Party.


          1.8   "Control" or "Controlled" refers to possession of the ability to
                 -------      ----------
grant a license or sublicense of patent rights, know-how or other intangible rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.


          1.9   "Diagnostic Product" means all human, veterinarian and other in
                 ------------------
vivo or in vitro diagnostic products and services derived from a Gene or Interactive Protein discovered under the Research Program, including without limitation products or services utilized to identify predisposition to disease, confirm disease, predict therapeutic effectiveness, monitor disease progression, determine prognosis or stratify patient groups.


          1.10  "Discover" (and any derivation such as Discovered or Discovery
                 --------
with appropriate adjustments in tense as the context shall require) shall mean, with respect to any Gene, to isolate, clone, identify and sequence that Gene.


          1.11  "Discontinued Product" has the meaning set forth in Section 3.8.
                 --------------------


          1.12  "Effective Date" has the meaning specified in the Preamble to
                 --------------
this Agreement.


          1.13  "Exclusive License" has the meaning set forth in Section 3.3.
                 -----------------


          1.14  "Expiration Date" has the meaning set forth in Section 2.4.
                 ---------------


          1.15  "FDA" means the United States Food and Drug Administration or
                 ---
any successor agency.


          1.16  "Field" means all life science uses of products, including,
                 -----
without limitation, products relating to human, veterinarian, agricultural, therapeutic and prophylactic uses (including Small Molecule Drugs and Non-Small Molecule Drugs and Diagnostic Products (subject to the remainder of this definition), protein replacement, antisense, ribozymes, and cell or gene therapy) for any clinical indication of the Genes and/or Interactive Proteins discovered under the Research Program through the ProNet Technology, but
                                                                     ---
excluding human Diagnostic Products to the extent commercialized for sale to or
---------
use by a Third Party (provided that MONSANTO shall have a right of first offer on any sales, transfers, assignments, licenses or other dispositions to a Third Party by MYRIAD of rights in and/or to any such human Diagnostic Products).


          1.17  "First Commercial Sale" shall mean, with respect to any Licensed
                 ---------------------
Product, the first sale (including to wholesalers) for end use or consumption of such Licensed Product in a country after all required approvals, including marketing and pricing approvals, have been granted by the governing health authority of such country.


          1.18  "G7 Country" means Canada, England, France, Germany, Italy,
                 ----------
Japan or the United States.


          1.19  "Gene" means a DNA fragment, or portion thereof, that has been
                 ----
identified under the Research Program through the ProNet Technology and which codes for an Interactive Protein or a portion thereof.


          1.20  "IND" means an investigational new drug application required to
                 ---
be filed with the FDA pursuant to 21 C.F.R. (S) 312, as such regulations may be amended from time to time, to test drug products in humans, or any foreign equivalent in any G7 Country.


          1.21  "Interaction" or "Interact"  means contact between proteins that
                 -----------      --------
is sufficiently stable to allow the ProNet Technology to identify such proteins or portions thereof.


          1.22  "Interactive Protein" means a gene or protein or portion of a
                 -------------------
protein or gene which has been identified under the Research Program by means of the ProNet Technology as a protein which directly, or indirectly through a series of Interactions, Interacts with another protein or gene or portion of a protein or gene.

          1.23  "Licensed Product" means any product for prophylactic or
                 ----------------
therapeutic use in the Field as to which MONSANTO has exercised an Option pursuant to Section 2.3(b), which consists of, is comprised of, is derived from and/or related to:


                (a) a Gene or Interactive Protein that is licensed by MONSANTO hereunder;

                (b) any fragment or mutation of (a);


                (c) an RNA or a DNA sequence corresponding, complementary to, or an antisense sequence to a Gene or fragment of a Gene in (a) or (b);


                (d) an antibody to an Interactive Protein;


                (e) a gene therapy or cell therapy product incorporating any of
(a), (b), (c) or (d); or


                (f) a molecule or compound, regardless of its function or utility, which is discovered or whose function or utility is discovered in the Research Program utilizing the ProNet Technology or other information relating to (a) through (e) above.


The entities listed in (b) through (f) are sometimes referred to herein as "derived" from the Gene or Interactive Protein in (a) above. For purposes of the payments required to be made by MONSANTO under Article IV only, the term "Licensed Product" shall not include any Interactive Protein, Gene or other specific composition of matter that (x) as of the date hereof, is already known as a product candidate to Monsanto or its Affiliates, as shown by written, electronic or other records, or their current and future licensors, or to any third party that acquires, is acquired by or merges with Monsanto or any successor entity (with the right to use), other than by receipt from MYRIAD, or that after the date hereof ceases to be proprietary and comes within the public domain or knowledge of MONSANTO or (y) at the time of disclosure to MONSANTO, or at the time of use by MONSANTO, as applicable, is part of the public domain or independently known to MONSANTO, as shown by written, electronic or other records, provided, however, that any such Interactive Protein, Gene or other specific composition of matter or use thereof shall be a "Licensed Product" for purposes of payments required to be made by MONSANTO under Article IV if it or its use is covered by a Valid Claim of a Research Program Patent.


          1.24  "Losses" has the meaning set forth in Section 9.1.
                 ------


          1.25  "MONSANTO Database" has the meaning set forth in Section 2.6(a).
                 -----------------


          1.26  "MONSANTO Indemnitees" has the meaning set forth in Section 9.2.
                 --------------------


          1.27  "MONSANTO Information" means any information and materials,
                 --------------------
including DNA and other similar molecules, delivered by MONSANTO to MYRIAD for use in the Research Program, and all results, including DNA and other similar molecules produced in PCR reactions and otherwise, of research conducted using such information and materials to the extent such information and materials are proprietary and confidential to MONSANTO.


          1.28  "MONSANTO Technology" has the meaning set forth in Section
                 -------------------
6.1(b).


          1.29  "MYRIAD Indemnitees"  has the meaning set forth in Section 9.1.
                 ------------------


          1.30  "MYRIAD Patent" means a Patent Controlled by MYRIAD which claims
                 -------------
any Technology necessary or useful for the development, manufacture, use, importation, sale or offer for sale of a Licensed Product.



          1.31  "MYRIAD Technology" means all Technology Controlled by MYRIAD,
                 -----------------
including the ProNet Technology, Research Program Technology and any Technology claimed or described in a MYRIAD Patent or a Research Program Patent.


          1.32  "NDA" means a new drug application required to be filed with the
                 ---
FDA pursuant to 21 C.F.R. (S) 313, as such regulation may be amended from time to time, to market a drug, or any foreign equivalent in a G7 Country.

          1.33  "Net Sales" means, with respect to each country in the
                 ---------
Territory, amounts invoiced by MONSANTO, its Affiliates and sublicensees with respect to all sales of Licensed Products covered by a Valid Claim under any MYRIAD Patent or Research Program Patent or Patent resulting from use of Research Program Technology ("Patented Licensed Products") to unaffiliated Third
                              --------------------------
Parties (whether an end-user, a distributor or otherwise), and exclusive of intracompany transfers in the Territory, less the reasonable and customary deductions from such gross amounts including, without limitation:

                (a) cash and quantity discounts, allowances and credits actually allowed and taken;


                (b) credits or allowances actually granted for damaged goods, recalls, returns or rejections of Licensed Products and retroactive price reductions;


                (c) sales or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Licensed Products including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount) when included in billing;


                (d) freight, postage, shipping, customs duties and insurance charges paid by MONSANTO;


                (e) charge back payments, discounts and rebates (whether mandated or otherwise) incurred for managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups and charge back payments, discounts and rebates (whether mandated or otherwise) charged by national or local government authorities in countries other than the United States and paid or credited by MONSANTO; and


                (f) commissions paid to Third Parties other than sales personnel and sale representatives or sales agents directly related to such sales.


          1.34  "Non-Small Molecule Drugs" means genes, gene fragments,
                 ------------------------
proteins, protein fragments, RNA, antibodies and any other compounds with molecular weights equal to or greater than 1,000 daltons.


          1.35  "Option" has the meaning set forth in Section 2.3(b).
                 ------


          1.36  "Option Period" has the meaning set forth in Section 2.3(b).
                 -------------


          1.37  "Patent" means United States and foreign patents, applications
                 ------
and provisional applications for United States and foreign patents, and all reexaminations, reissues, extensions, term restorations, divisionals, continuations and continuations-in-part thereof.


          1.38  "Patented Licensed Products" shall have the meaning set forth in
                 --------------------------
Section 1.33.


          1.39  "Pathway" means a series of Genes that code for Interactive
                 -------
Proteins that Interact with one another, including the related Interactions.


          1.40  "Previously Licensed Proteins" shall mean those proteins and/or
                 ----------------------------
genes licensed by MYRIAD to any Third Party prior to the date such proteins and/or genes are placed in the MONSANTO Database; provided that, as of the date of such license, MYRIAD had no reason to believe such proteins and/or genes could form a part of a the Research Program and/or a Monsanto Database.


          1.41  "ProNet" shall mean MYRIAD's database of Interactive Proteins
                 ------
resulting from the use of the ProNet Technology.


          1.42  "ProNet Technology" means the proprietary tools (robotics,
                 -----------------
plastics, software, etc.), proprietary methods (protocols, processes, etc.) and proprietary reagents (vectors, strains, buffers and solutions, etc.) used by MYRIAD to carry out yeast two hybrid protein-protein Interaction studies, including MYRIAD's proprietary compilation of protein-protein Interaction data for the human genome which is generally accessible to MYRIAD's ProNet collaborators, including improvements thereto.


          1.43  "Related Licensed Products" shall have the meaning set forth in
                 -------------------------
Section 4.2.


          1.44  "Research Program" means the collaborative research program
                 ----------------
specified in the applicable Annual Research Plan.

          1.45  "Research Program Patent" means any Patent filed by either party
                 -----------------------
covering Research Program Technology.


          1.46  "Research Program Technology" has the meaning set forth in
                 ----------------------------
Section 6.1(a).


          1.47  "Research Term" has the meaning set forth in Section 2.4.
                 -------------


          1.48  "Small Molecule Drugs" means naturally occurring or synthetic
                 --------------------
compounds with molecular weights of less than 1,000 daltons.


          1.49  "Steering Committee" has the meaning set forth in Section 2.2.
                 -------------------


          1.50  "Surrogate Product" has the meaning set forth in Section 3.8.
                 -----------------


          1.51  "Technology" means and includes all proprietary information and
                 ----------
materials related to the Field, including but not limited to nucleic acid constructs, genes, proteins, DNA fragments and primers, procedures, processes, technical information, know-how, data, expertise and trade secrets.


          1.52  "Territory" means the world.
                 ---------


          1.53  "Term" refers to the term of this Agreement as provided in
                 ----
Section 7.1.


          1.54  "Third Party" means any entity other than MONSANTO, MYRIAD and
                 -----------
their respective Affiliates.


          1.55  "Valid Claim" means any claim of a pending patent application or
                 -----------
an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court of other governmental agency of competent jurisdiction, unappealed or unappealable within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, reexamination, disclaimer or otherwise.


          1.56  "Written Disclosure" has the meaning set forth in Section 5.3.
                 ------------------


                                  ARTICLE II
                               RESEARCH PROGRAM
                               ----------------


          2.1  Research Program.
               ----------------


          (a) Objectives of Research Program.  MYRIAD and MONSANTO shall engage
              ------------------------------
in the Research Program upon the terms and conditions set forth in this Agreement and in the applicable Annual Research Plan. As will be specified in the initial Annual Research Plan, Monsanto shall initially select for analysis in the Research Program two Pathways and several Baits related thereto. From time to time thereafter, MONSANTO may specify additional Baits to be used in the Research Program. MYRIAD will use commercially reasonable efforts using the ProNet Technology to identify all Genes and Interactive Proteins that Interact with the initial Baits provided by MONSANTO hereunder and such additional Baits as may be approved by the Steering Committee hereunder; provided, however, that MYRIAD shall not be obligated to disclose the name and/or sequence of any Previously Licensed Protein to the extent that MYRIAD is prohibited from doing so under any binding agreement with the licensee of such Previously Licensed Protein. It is hereby agreed that MONSANTO may, at anytime during the Research Term and upon not less than thirty (30) days' written notice, or as otherwise
approved by the Steering Committee, and upon payment to MYRIAD of [          ],
add one additional Pathway (or more with the prior approval of the Steering Committee) to the Research Program (and Baits related thereto) for analysis using the ProNet Technology.


          (b) Annual Research Plans.  For each year of the Research Program
              ---------------------
commencing with the second year, an Annual Research Plan shall be prepared and approved in preliminary form by the Steering Committee no later than one hundred eighty (180) days before the end of the prior year and approved by the Steering Committee in final form no later than ninety (90) days before the end of the prior year. The Annual Research Plan for the first year shall be approved by the Steering Committee in final form within 30 days after the Effective Date. Each Annual Research Plan shall be in writing and shall set forth with reasonable specificity research objectives and milestones for the period covered by the Annual Research Plan. The Steering Committee may make adjustments in the Annual Research Plan at its quarterly meetings or otherwise as it may determine.

          2.2  Joint Research Steering Committee.  The parties hereby establish
               ---------------------------------
a Joint Research Steering Committee (the "Steering Committee") to facilitate the
                                          ------------------
Research Program as follows:


               (a) Establishment and Functions.  The Steering Committee shall
                   ---------------------------
plan, administer and monitor the Research Program. In particular, the Steering Committee shall review progress in the Research Program and recommend necessary adjustments to the Research Program as the research takes place.


               (b) Membership.  MYRIAD and MONSANTO each shall appoint, in its
                   ----------
sole discretion, three members to the Steering Committee, unless otherwise agreed to by the Parties. Substitutes or alternates may be appointed at any time by notice in writing to the other Party.


               The members of the Steering Committee initially shall be:


               MYRIAD Appointees:


               [

                                 ]


               MONSANTO Appointees:


               [

                                 ]


               (c) Chairs.  The Steering Committee shall be chaired by two co-
                   ------
chairpersons, one appointed by MYRIAD and the other appointed by MONSANTO from the Steering Committee members.


               (d) Meetings.  The Steering Committee shall meet at least
                   --------
quarterly, at places and on dates selected by each Party in turn, unless the Parties agree otherwise. Representatives of each Party or its Affiliates, in addition to the members of the Steering Committee, may attend such meetings at the invitation of either Party.


               (e) Minutes.  The Steering Committee shall keep accurate minutes
                   -------
of its deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Steering Committee members no later than two weeks after the date of the applicable meeting. The Party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes relating thereto. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement as evidenced by their signatures on the minutes.


               (f) Quorum; Voting; Decisions.  At each Steering Committee
                   -------------------------
meeting, at least two representatives of each Party shall constitute a quorum. The Steering Committee representatives of each Party shall collectively have one vote on all matters before the Steering Committee. All decisions of the Steering Committee shall be made by unanimous vote of both Parties present at any meeting at which a quorum is present. In the event that the Steering Committee is unable to resolve any matter before it, such matter shall be referred at the request of either Party to the President of MYRIAD and the Head of Pharmaceutical Research and Development of MONSANTO, or designee thereof, for attempted resolution by good faith negotiations, which negotiations shall continue for a period not to exceed ninety (90) days. In the event that such dispute is not resolved in such manner within such period or any mutually agreed extension thereof, either Party may terminate the Research Program upon written notice to the other Party.


               (g) Expenses. MYRIAD and MONSANTO shall each bear all expenses of
                   --------
their respective Steering Committee members related to their participation on the Steering Committee and attendance at Steering Committee meetings.


          2.3  Access to ProNet; Pathway Options/Interactive Protein and Gene
               --------------------------------------------------------------
License.
-------


               (a) ProNet Technology.  Promptly upon its receipt of the initial
                   -----------------
Baits specified in the initial Annual Research Plan, and thereafter, MYRIAD shall use commercially reasonable efforts using the ProNet Technology to identify all Genes and Interactive Proteins that Interact with such Baits and any additional Baits approved by the Steering Committee or identified by MONSANTO from time to time; provided, however, that

MYRIAD shall not be obligated to disclose the name and/or sequence of any Previously Licensed Protein to the extent that MYRIAD is prohibited from doing so under any binding agreement with the licensee of such Previously Licensed Protein. In addition, as soon as practicable after the date hereof, and thereafter, MYRIAD shall provide and disclose to MONSANTO all information (public and confidential) within its knowledge as MYRIAD shall determine, in good faith, is reasonably related to such Baits, Genes and Interactive Proteins, and subsequent Interactions therewith.


               (b) Exclusive Option to Interactive Proteins and Genes.  MONSANTO
                   --------------------------------------------------
shall have the exclusive option (an "Option") at any time and from time to time
                                     ------
during the eighteen-month period following the expiration of the Research Term (the "Option Period") to obtain an Exclusive License with respect to any
      -------------
Interactive Protein(s) or Gene(s) included in any MONSANTO Database (as defined in Section 2.6(a) below) (other than Previously Licensed Proteins) by (i) delivering written notice to MYRIAD prior to the expiration of the Option Period specifying the Interactive Proteins and Genes which MONSANTO is proposing to be
subject to an Exclusive License and (ii) paying [          ] per each
Interactive Protein or Gene covered by each such Exclusive License (up to a
maximum of [          ] for up to 10 different Interactive Proteins and Genes
contained in any MONSANTO Databases). MYRIAD shall retain all rights to all Interactive Proteins and related Genes with respect to which MONSANTO has not exercised an Option for an Exclusive License prior to the expiration of the Option Period. Notwithstanding the foregoing, after the expiration of the Option Period, MONSANTO will have the right at any time and from time to time to seek an Exclusive License from MYRIAD with respect to any Interactive Protein or related Gene which was previously the subject of an Option, provided that MYRIAD, after the expiration of such Option Period, has not licensed the rights to such Interactive Protein or related Gene to a Third Party or has not commenced an internal program relating to such Interactive Protein or related Gene as documented by written records. Notwithstanding the foregoing, in no event shall any license fee be required with respect to any Interactive Protein, Gene or other specific composition of matter that (x) as of the date hereof, is already known as a product candidate to Monsanto or its Affiliates, as shown by written, electronic or other records, or their current and future licensors, or to any third party that acquires, is acquired by or merges with Monsanto or any successor entity (with the right to use), other than by receipt from MYRIAD, or that after the date hereof ceases to be proprietary and comes within the public domain or knowledge of MONSANTO or (y) at the time of disclosure to MONSANTO, or at the time of use by MONSANTO, as applicable, is part of the public domain or independently known to MONSANTO, provided, however, that any such Interactive Protein, Gene or other specific composition of matter or use thereof shall be a "Licensed Product" for purposes of payments required to be made by MONSANTO under Article IV if it or its use is covered by a Valid Claim of a Research Program Patent.


               (d) No Limit to Number of Option Rights. During the Option
                   -----------------------------------
Period, MONSANTO may exercise an unlimited number of Options.


               (e) Exclusivity of Pathways. During the Research Term and the
                   -----------------------
Option Period, MYRIAD shall not assign, license or grant any option or other rights in or to, or otherwise make available, to any Third Party any of its rights in any Interactive Proteins or Genes that are the subject of the Research Program and/or are contained in a MONSANTO Database (other than Previously Licensed Proteins). MONSANTO shall have no rights with respect to any Previously Licensed Proteins until the expiration or termination of such Third Party's rights with respect thereto.


          2.4  Research Term.  The "Research Term" shall commence upon the
               -------------        -------------
Effective Date and terminate on the Expiration Date (as defined below), unless earlier terminated pursuant to Article VII below or Section 2.2(f) above. The initial expiration date (the "Expiration Date") of the Research Term shall be on
                              ---------------
the 15-month anniversary of the Effective Date; provided that at any time prior to such initial 15-month anniversary, and/or any extension thereof, MONSANTO may extend the Expiration Date for a period of twelve (12) months by (i) delivering
written notice thereof to MYRIAD and (ii) paying [          ] to MYRIAD;
provided that MYRIAD shall have no obligation to conduct additional research
pursuant to the Research Program after expending the first [          ] of the
second [          ] extension payment or thereafter during any other extension.


          2.5  Reports, Data and Information.  MYRIAD shall keep MONSANTO fully
               -----------------------------
informed about the status of the Research Program, shall provide to MONSANTO upon its request and at MYRIAD's sole cost and expense from time to time during the Research Term and the Option Period a copy of all records and data pertaining to the Research Program and the MONSANTO Databases, and shall provide
(i) at least monthly formal updates regarding the MONSANTO Databases (in form and substance reasonably acceptable to MONSANTO) and (ii) at least quarterly summary reports regarding the Research Program (in form and substance reasonably acceptable to MONSANTO). In addition, during the Research Term and the Option Period, MYRIAD will make available to MONSANTO upon its request and at MYRIAD's sole cost and expense any and all software within MYRIAD's possession or control and which MYRIAD has the right to provide which is required to use, review and manipulate the data generated in connection with the Research Program; provided that to the extent MYRIAD does not have the right to provide such software pursuant to the terms thereof, MYRIAD shall use its reasonable efforts to provide MONSANTO with a comparable alternative. Upon the expiration of the Option Period, MONSANTO shall permit MYRIAD to have access to its facilities to enable MYRIAD to remove any and all such software provided to MONSANTO; provided that upon such expiration, MYRIAD shall deliver a complete copy of all such data and information in a form readable and usable by MONSANTO. In addition, from time to time upon request of MONSANTO during the Research Term and the Option Period, and upon the expiration of the Option Period, MYRIAD shall return to MONSANTO or destroy upon MONSANTO's request any and all MONSANTO Information.


          2.6  MONSANTO Databases; Confidential Libraries.  In addition to the
               ------------------------------------------
provisions of Article V below:


               (a) MONSANTO Databases. As soon as practicable after the date
                   ------------------
hereof, and thereafter, MYRIAD shall establish and maintain separate, confidential databases (each, a "MONSANTO Database") for the sole benefit of
                                 -----------------
MONSANTO to hold all data and results related to the Research Program. All such data and results shall be kept confidential until expiration of the Research Term; provided, however, that, MYRIAD shall keep confidential all such data and results relating to any Licensed Products and/or Genes and Interactive Proteins subject to an Exclusive License hereunder for so long as the Exclusive License relating thereto remains in effect; provided further that, notwithstanding the foregoing, upon the expiration of the foregoing confidentiality periods, MYRIAD shall be entitled to update the ProNet database with the results of the Research Program (other than with respect to MONSANTO Information which shall in no event be disclosed or included in the ProNet or any other database). Without limiting the foregoing, upon termination of this Agreement, MYRIAD shall return or destroy (at MONSANTO's election) all copies and embodiments of such MONSANTO Information. Any and all genes and proteins (whether or not originally part of the ProNet) that are within the Pathways selected for analysis as part of the Research Program, other than Previously Licensed Proteins, shall be deemed a part of the MONSANTO Databases for purposes of this Agreement.


               (b) Confidential Libraries. As soon as practicable after the date
                   ----------------------
hereof, and thereafter, MYRIAD shall establish and maintain those libraries contemplated by the Annual Research Plan. Each such library developed under the Research Program shall be kept separate and confidential during the Research Term and the Option Period. Upon expiration of the Option Period, both MONSANTO and MYRIAD shall have the right to use all such libraries, including all copies, embodiments and derivations thereof; provided that MYRIAD shall not have the right to use any such library developed under the Research Program that relates to an Exclusive License then in existence.


          2.7  Dedicated Resources.  MYRIAD shall use reasonable efforts to
               -------------------
dedicate to the Research Program the personnel and resources necessary to meet its obligations contained in the Annual Research Plan, but in no event shall MYRIAD be obligated to dedicate resources that would exceed the costs of the technology access fees as set forth in Section 4.1 or the extension fees as set forth (and limited) in Section 2.4.


                                  ARTICLE III
                                   LICENSES
                                   --------


          3.1  License to MONSANTO to Conduct Research.  MYRIAD hereby grants to
               ---------------------------------------
MONSANTO a paid-up, non-exclusive license, with a right to sublicense as described in Section 3.5, in the Field and in the Territory during the Research Term and the Option Period to make, have made and use the Genes, Interactive Proteins and other items contained in the Pathways analyzed pursuant to the Research Program, and derivations thereof, in connection with the exercise of its rights and the performance of its obligations hereunder (including under the Research Program).


          3.2  License to MYRIAD to Conduct Research.  MONSANTO grants to MYRIAD
               -------------------------------------
a paid- up, worldwide, non-exclusive license, with a right to sublicense as described in Section 3.5, during the Research Term and any extension thereof, to make, have made and use MONSANTO's proprietary Baits and any MONSANTO Information solely to conduct the Research Program.


          3.3  License to MONSANTO to Develop and Commercialize Licensed
               ---------------------------------------------------------
Products.  Upon the exercise by MONSANTO of an Option with respect to any
--------
specified Interactive Protein(s) or Gene(s), and the payment by MONSANTO of the Exclusive License fee(s) provided in Section 2.3(b), MYRIAD shall be deemed to have granted to MONSANTO an exclusive, worldwide, royalty-bearing license (an "Exclusive License"), with a right to sublicense as described in Section 3.5, to (i) make, have made and use such Interactive Protein and Gene to develop Licensed Products in the Territory and
(ii) make, have made, use, sell, offer for sale and import Licensed Products in the Territory which are derived from the such Interactive Protein(s) or Gene(s), subject to the terms of this Agreement, including without limitation the royalty and milestone payments provided herein.


          3.4  Restrictive Covenant.  Each Party covenants and agrees not to use
               --------------------
Technology owned or Controlled by the other Party other than with respect to activities expressly contemplated hereby or as expressly permitted hereunder.


          3.5  Sublicensing.  The licenses set forth in Sections 3.1 through 3.3
               ------------
above shall include the right to grant sublicenses to Affiliates and any other Third Party upon the same terms and conditions contained in this Agreement.


          3.6  Third Party Technology.  The licenses granted under Sections 3.1
               ----------------------
through 3.3 include sublicenses of Third Party technology to the extent that such licensed rights can be so sublicensed and are necessary for the manufacture, use or sale of the relevant Licensed Product. The licenses granted under Sections 3.1 through 3.3, to the extent they include sublicenses of Third Party technology, shall be subject to the terms and conditions of the license agreement pursuant to which the sublicense is granted. To the best of MYRIAD's knowledge, except as otherwise provided in Section 8.1, as of the date hereof, the Research Program does not use or require any licensed Third Party Technology. On and after the Effective Date and until expiration of the Research Term and the Option Period, MYRIAD (i) shall promptly notify MONSANTO if MYRIAD intends to license from any Third Party any Technology for use in the Research Program and (ii) shall not use any such Technology in the Research Program without the prior written consent of MONSANTO (which shall not be unreasonably withheld).


          3.7  Development and Commercialization.  MONSANTO shall use
               ---------------------------------
commercially reasonable efforts to develop and commercialize Licensed Products on a commercially reasonable basis in such countries in the Territory where in MONSANTO's sole and absolute discretion it is commercially, strategically and otherwise viable and desirable to do so; provided, however, that MONSANTO shall
                                         --------  -------
have no obligation to develop and/or commercialize Licensed Products in any country in which, in MONSANTO's sole and absolute discretion, such development and/or commercialization is not commercially, strategically or otherwise viable or desirable.


          3.8  Discontinuation of Commercialization.  In the event that MONSANTO
               ------------------------------------
discontinues commercialization (as determined by MONSANTO in good faith) of a Licensed Product (a "Discontinued Product"), MONSANTO shall, upon written notice
                     --------------------
to MYRIAD within thirty (30) days thereafter, elect to either (i) return the Exclusive License with respect to such Licensed Product as described below, in which case the Exclusive License to such Licensed Product shall immediately terminate, provided, however, that MYRIAD shall be obligated to make the payments set forth in this Article III, as applicable, to MONSANTO in the same manner as MONSANTO would have paid to MYRIAD, or (ii) shift the milestone payments and royalty obligation of such Discontinued Product to a surrogate product in the same pathway as such Discontinued Product and having equivalent or greater projected revenues (a "Surrogate Product") for the remainder of
                                  -----------------
milestone payments and royalty-bearing term of the Exclusive License with respect to such Discontinued Product. MONSANTO shall have the right to shift the milestone payments and royalty obligation of a Discontinued Product to only a single Surrogate Product, as provided above, after which MONSANTO shall not have the right to shift any milestone payments and royalty obligation of such Surrogate Product without the prior written approval of MYRIAD (which shall not be unreasonably withheld). In the event MONSANTO shifts the milestone payments and royalty base to a Surrogate Product, all provisions of this Agreement relating to record keeping, calculation and payment of milestone payments and royalties and like matters shall apply to the Surrogate Product, but the provisions of this paragraph shall not apply to the Surrogate Product unless the Surrogate Product is also subject to an Exclusive License from MYRIAD. From time to time thereafter for a period of seven (7) years, to the extent MYRIAD has not pursued the commercialization of any Discontinued Product (as determined by MONSANTO in good faith), MONSANTO shall be entitled to re-initiate the commercialization of any such Discontinued Product by delivering written notice to MYRIAD and if MONSANTO so re-initiates such commercialization, MONSANTO shall be thereafter liable for all milestone and royalty obligations set forth herein with respect to such Discontinued Product.


          3.9  No Other Rights.  No other rights of either Party are licensed
               ---------------
hereunder except as expressly provided herein.


                                   ARTICLE IV
              TECHNOLOGY ACCESS FEE; MILESTONE PAYMENTS; ROYALTIES
              ----------------------------------------------------

          4.1  Technology Access Fee.  In consideration of the expertise,
               ---------------------
technology, and investment related to the Field which will be contributed to the Research Program by MYRIAD, MONSANTO shall pay MYRIAD a non-refundable
technology access fee in the aggregate amount of [           ].  It is hereby
agreed that all payments made by MONSANTO under this Section 4.1 and Section 2.4
above (up to a maximum of [          ]) shall be credited towards any fees
otherwise payable by MONSANTO to MYRIAD in connection with any agreement executed by MONSANTO during the Research Term which provides MONSANTO with general access to ProNet.


          4.2  Milestone Payments.  In consideration of the rights granted
               ------------------
MONSANTO under this Agreement, MONSANTO shall pay MYRIAD the following amounts within thirty (30) days after each occurrence of the following milestones:


          Cash Payment
          (in millions)        Milestone
          -------------        ---------

          [


                                                            ]

Notwithstanding anything to the contrary in the foregoing, applicable milestone events and the payments related thereto shall be determined in good faith by the Parties to the extent relating to applications outside of the Field. Notwithstanding anything to the contrary contained in this Agreement, for purposes of this Section 4.2 and Section 4.3(c) below, all Licensed Products derived from a single Gene or Interactive Protein and within the same Pathway ("Related Licensed Products") shall be deemed to be only one (1) "Licensed
                                                                  --------
Product" and no milestones shall be required to be paid on any of such Related
-------
Licensed Products other than the first Licensed Product derived from such Gene(s) or Interactive Protein(s). Royalties shall apply to all such Licensed Products, including Related Licensed Products, subject to the caps set forth in
Section 4.3(c) below.


          4.3  Royalties.  MONSANTO shall pay to MYRIAD a royalty on Net Sales
               ---------
of Licensed Products by MONSANTO, its Affiliates and sublicensees as follows:


               (a) For Patented Licensed Products that are Non-Small Molecule Drugs, MONSANTO shall pay MYRIAD a royalty on Net Sales of Patented Licensed Products at the following rates:


          [


                                               ]


               (b) For Patented Licensed Products that are Small Molecule Drugs,
MONSANTO shall pay to MYRIAD a royalty equal to [          ] of such Patented
Licensed Products.



               (c) Notwithstanding anything to the contrary contained in Sections 4.3(a) and (b) above, under no circumstances shall MONSANTO be
obligated to make royalty payments to MYRIAD in excess of [         ] in the
aggregate for any Licensed Product.


               (d) Except where expressly provided otherwise in this Agreement, all royalties to MYRIAD shall be paid, on a country-by-country basis, from the date of the First Commercial Sale of each Patented Licensed Product in a particular country until the later of (i) fifteen (15) years from the First Commercial Sale in such country and (ii) the last to expire in any such country of any valid and enforceable MYRIAD Patent or Research Program Patent which covers the manufacture, use or sale of such Patented Licensed Product in such country.


               (e) Upon expiration of the royalty term for a Patented Licensed Product in a country as described above, MONSANTO shall thereafter have an irrevocable, exclusive, paid-up (royalty-free) license to make, have made, use, sell, offer for sale, have sold and import that Patented Licensed Product in that country.


     4.4  Sales by Sublicensees.  In the event that MONSANTO, subject to the
          ---------------------
provisions of this Agreement, grants licenses or sublicenses to others to make or sell patented Licensed Products, such licenses or sublicenses shall include an obligation for the licensee or the sublicensee to account for and report its Net Sales of such patented Licensed Products on the same basis as if such sales were Net Sales by MONSANTO, and such sublicensee shall pay royalties to MYRIAD on the Net Sales of such sublicensees, as if they were Net Sales of

MONSANTO (it being understood that MONSANTO shall remain responsible with respect to any such royalties not paid by such sublicensee).


     4.5  Royalty Reports and Payments.  MONSANTO shall deliver to MYRIAD a
          ----------------------------
report summarizing the Net Sales of any Patented Licensed Products during the relevant quarter on a country-by-country basis within forty-five (45) days following the end of each calendar quarter and sixty (60) days following the end of each calendar year following the First Commercial Sale of a Licensed Product. Royalty payments under this Agreement shall be made to MYRIAD or its designee quarterly within thirty (30) days following the date for the report in the first sentence of this paragraph.


     4.6  Payments.  Any payments due from MONSANTO to MYRIAD under this
          --------
Agreement shall be in U.S. dollars and made by wire transfer to the following account:


          U.S. Bank of Utah
          107 South Main
          Salt Lake City, Utah 84111
          ABA#  124 302 150
          For the Account of:  Myriad Genetics, Inc.
          Account #  1531003611622


     4.7  Maintenance of Records; Audits.
          ------------------------------


          (a) MONSANTO shall keep records in sufficient detail to enable the royalties payable hereunder to be determined. Upon the written request of MYRIAD and not more than once in each calendar year, MONSANTO shall permit an independent certified public accounting firm of nationally recognized standing selected by MYRIAD and reasonably acceptable to MONSANTO, at MYRIAD's sole cost and expense, to have access during normal business hours at a time, date and place reasonably acceptable to MONSANTO to such of the records of MONSANTO as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than twenty-four (24) months prior to the date of such request and no later than forty-five (45) days after written request is made. The accounting firm shall disclose to MYRIAD only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies and shall simultaneously provide a copy of its report to MONSANTO. No other information shall be provided to MYRIAD.


          (b) If such accounting firm concludes that additional royalties were owed or paid during such period, MONSANTO shall pay to MYRIAD any such additional royalties due, or MYRIAD shall pay or provide a credit to MONSANTO (at MONSANTO's election) of any additional royalties paid, together with interest accrued from the date such royalty was due or paid, as applicable, at an annual rate (based on a 360-day year) equal to the lesser of (i) the prime interest rate for such year to date (as announced by Citibank, N.A.) plus one percent and (ii) the highest rate permitted by applicable law within thirty (30) days after the date of such accounting firm's written report (the "Applicable
                                                                   ----------
Rate"); provided that no interest shall be so paid unless the amount of the
----
additional royalties owed or paid, as applicable, varies by five percent (5%) or more from the actual amount determined by the accounting firm. The fees charged by such accounting firm shall be paid by MYRIAD, except MONSANTO shall pay such fees in the event that the additional royalties owed by MONSANTO, together with the royalties paid, for the period in question exceed such royalties paid by five percent (5%) or more.


          (c) MONSANTO shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to MONSANTO, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by MYRIAD's independent accountant to the same extent required of MONSANTO under this Agreement. Upon the expiration of twenty-four (24) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon MYRIAD, and MONSANTO and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.


          (d) MYRIAD shall treat all financial information subject to review under this Section 4.7 or under any sublicense agreement in accordance with the confidentiality provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with MONSANTO obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.


     4.8  Income Tax Withholding. If at any time, any jurisdiction within the
          ----------------------
Territory requires the withholding of income taxes or other taxes imposed upon payments set forth in this Article IV, MONSANTO shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article IV or, if applicable, MYRIAD will promptly reimburse MONSANTO or its designee(s) for the amount of such withholding payments. MONSANTO shall provide MYRIAD with documentation of such withholding payments in a manner that is reasonably satisfactory for purposes of such taxing authority. Any withholdings paid when due hereunder shall be for the account of MYRIAD and shall not be included in the calculation of Net Sales.


     4.9  Foreign Exchange.  For the purpose of computing Net Sales for Licensed
          ----------------
Products sold in a currency other than United States Dollars, such currency shall be converted into United States Dollars in accordance with the applicable foreign exchange rate published in The Wall Street Journal for the last business day of the calendar quarter for which the relevant royalty payment is to be made.


     4.10  No Overlapping Payments.  Notwithstanding any other provision of this
           -----------------------
Agreement, in no event shall any royalty or other payment provided for under any Section of this Agreement be paid with respect to any Licensed Product to the extent a royalty or other such payment has been paid pursuant to any other Section of this Agreement with respect to such sale.


                                   ARTICLE V
                     TREATMENT OF CONFIDENTIAL INFORMATION
                     -------------------------------------


     5.1  Confidentiality.
          ---------------


          (a) MYRIAD and MONSANTO each recognize that the other's Confidential Information constitutes highly valuable and proprietary confidential information. Subject to the terms and conditions of Article IV with respect to licenses and subject to the publication provisions in Section 5.2, MYRIAD and MONSANTO each agree that during the term of this Agreement and for seven (7) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Confidential Information of the other Party that is disclosed to it, or to any of its Affiliates, pursuant to or in connection with this Agreement; provided, however, that, notwithstanding the foregoing, MYRIAD shall keep confidential all Confidential Information relating to any Licensed Products and/or licensed Genes and Interactive Proteins for so long as the Exclusive License relating thereto remains in effect. Neither MYRIAD nor MONSANTO nor any of their respective Affiliates shall use Confidential Information of the other Party for any purpose whatsoever except as expressly permitted in this Agreement.


          (b) MYRIAD and MONSANTO each agree that any disclosure of the other's Confidential Information to any officer, employee, consultant or agent of the other Party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. MYRIAD and MONSANTO each agree not to disclose the other's Confidential Information to any Third Parties under any circumstance without written permission from the other Party, except as required in any patent application or patent prosecution, prosecuting or defending litigation, conducting pre-clinical or clinical trials, or as otherwise required by law, and except as otherwise expressly permitted by this Agreement. Each Party shall take such action, and shall cause its Affiliates to take such action to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Except as otherwise expressly provided herein, each Party, upon the other's request, will return or destroy (at such other Party's election) all the Confidential Information disclosed to it by the other Party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement; provided, that a Party may retain Confidential Information of the other Party relating to any license or right to use Technology which survives such termination and one copy of all other Confidential Information may be retained in inactive archives solely for the purpose of establishing the contents thereof. Nothing in this Article V shall restrict any Party from using for any purpose any Confidential Information independently developed by it during the course of the collaboration hereunder or, with the other Party's prior written consent (which shall not be unreasonably withheld), from using Confidential Information that is specifically derived from pre-clinical or clinical trials to carry out marketing, sales or professional services support functions as is customary in the pharmaceutical industry.


          (c) MYRIAD and MONSANTO each warrant that all of its employees, and any consultants to such Party participating in the Research Program and/or the development and commercialization of the Licensed Products who shall have access to Confidential Information of the other Party shall be bound by agreements to maintain such information in confidence and not to use such information except as allowed herein.


     5.2  Publication.  Subject to the provisions of Sections 2.6 and 5.1 above,
          -----------
results obtained in the
course of the Research Program may be submitted for publication and/or published by either Party hereto or its investigators, consultants or contractors only following full protection of all intellectual property rights in the results to the satisfaction of the Steering Committee; provided that Steering Committee approval shall not be required to the extent such results would not be deemed Confidential Information; and provided further that the foregoing restrictions shall not apply to results that have been previously submitted for publication or published in accordance with the terms of this Agreement. Each Party hereto shall be responsible for the compliance of its investigators, consultants and contractors with the provisions of this Section 5.2. After full protection of such intellectual property rights, the Steering Committee shall determine the appropriate timing and content of any publication concerning Research Program Technology.


     5.3  Publicity Review.  Subject to the further provisions of this Section
          ----------------
5.3, no Party shall originate any written publicity, news release, or other announcement relating to this Agreement or to performance hereunder or thereunder or the existence of an arrangement between the Parties (collectively, "Written Disclosure"), without the prior prompt review and written approval of
 ------------------
the other, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing provisions of this Section 5.3, any Party may make any public Written Disclosure it believes in good faith, based upon the opinion of outside counsel (which counsel shall be reasonably acceptable to the other Party), is required by applicable law or any listing or trading agreement concerning its publicly traded securities, provided that prior to making such Written Disclosure, the disclosing Party shall provide the other Party with a copy of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the proposed Written Disclosure. The disclosing Party shall make any changes reasonably requested by the receiving Party. To the extent that the receiving Party reasonably requests that any information in the materials proposed to be disclosed be deleted, changed or otherwise modified, the disclosing Party shall make any such deletions, changes or modifications and, in the event of a request to delete information required to be filed, request confidential treatment of such information pursuant to Rule 406 of the Securities Act of 1933 or Rule 24b-2 of the Securities Exchange Act of 1934, as applicable (or any other applicable regulation relating to the confidential treatment of information) so that there be omitted from the materials that are publicly filed any information that the receiving Party reasonably requests to be deleted. The terms of this Agreement may also be disclosed to (i) government agencies where required by law, or (ii) Third Parties with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, so long as such disclosure is made under an agreement of confidentiality. Once a "Disclosure" is approved, it can be reused by either Party.


     5.4  Termination of Prior Agreement.  This Agreement supersedes the
          ------------------------------
Confidentiality Agreement between G. D. Searle, an Affiliate of MONSANTO, and MYRIAD dated as of February 10, 1998. All information exchanged between the Parties under that Agreement shall be deemed Confidential Information and shall be subject to the terms of this Article V.


     5.5  Use of Names.  Neither Party shall use the name of the other Party in
          ------------
relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may use the name of the other Party in any document filed with any regulatory agency or authority, including the FDA and the Securities and Exchange Commission. In addition to the foregoing, MYRIAD agrees not to use the name "MONSANTO", "SEARLE" or the name of any of their respective Affiliates in relation to this transaction in any press release, public announcement or other public document without the approval of MONSANTO, which approval shall not be unreasonably withheld or delayed.


                                   ARTICLE VI
                     OWNERSHIP OF INVENTIONS; PATENT RIGHTS
                     --------------------------------------


     6.1  Ownership.
          ---------


          (a) Research Program Technology.  MYRIAD shall have the sole and
              ---------------------------
exclusive ownership of all right, title and interest in and to (i) all Genes and Interactive Proteins Discovered and/or Characterized in connection with the Research Program, including but not limited to any fragments or mutations of such Genes, the DNA and RNA sequences corresponding, complementary or antisense to such Genes, any expressions of such Genes, the proteins resulting from any such expression and any antibodies derived from such genes and (ii) any human Diagnostic Products but only to the extent commercialized for sale to end users (collectively, the "Research Program Technology"). MONSANTO hereby (x)
                    ---------------------------
disclaims any right, title and interest in or to the foregoing, subject only to the Exclusive License provided in this Agreement and (y) agrees from time to time to execute all necessary and proper documentation and take such actions as shall be appropriate to effect MYRIAD's ownership interest in such Research Program Technology.

          (b) MONSANTO Technology.  MONSANTO shall have the sole and exclusive
              -------------------
right, title and interest in and to any Licensed Products and any Technology developed by MONSANTO independent of the Research Program and without the use of Research Program Technology ("MONSANTO Technology"). MYRIAD hereby disclaims
                              -------------------
any right, title and interest in or to the foregoing.


     6.2  Filings, Prosecution and Maintenance of Patent Rights.
          -----------------------------------------------------

          (a) At its sole expense, MYRIAD shall be responsible for the filing, prosecution and maintenance of all patent applications relating to any invention deemed patentable included in Research Program Technology; provided, however, that with respect to those Genes and Interactive Proteins which are exclusively licensed by MONSANTO hereunder and all Licensed Products (i) MYRIAD shall consult and cooperate fully with MONSANTO with respect to the jurisdictions in which patent applications will be filed (as determined by the Steering Committee) and (ii) MONSANTO shall bear the cost of filing, prosecution and maintenance of all patent applications outside the United States related to such licensed Genes, Interactive Proteins and Licensed Products.

          (b) At its sole expense, MONSANTO shall be responsible, after due consultation with MYRIAD, for the filing, prosecution and maintenance of all patent applications with respect to any other Technology arising out of the Research Program.


     6.3  Third Party Patent Rights.  Except as expressly provided in Section
          -------------------------
8.1, neither Party makes any warranty with respect to the validity, perfection or dominance of any Patent or other proprietary right or with respect to the absence of rights in Third Parties which may be infringed by the manufacture or sale of any Licensed Product. Each Party agrees to bring to the attention of the other Party any Patent or Patent application it discovers, or has discovered, and which relates to the rights of either Party pursuant to this Agreement.


     6.4  Enforcement Rights.
          ------------------

          (a) Notification of Infringement.  If either Party learns of any
              ----------------------------
infringement or threatened infringement by a Third Party of any Research Program Patent or MYRIAD Patent, the other Party shall promptly give written notice to such Party and shall use its reasonable efforts to provide such Party with all available evidence of such infringement to the extent permitted by applicable law and contractual obligations.

          (b)  Enforcement.
               -----------

               (i) The Parties shall jointly determine the appropriate course of action to pursue with respect to infringement of any MYRIAD Patents or Research Program Patents covering the development, manufacture, use, importation, sale or offer for sale of Licensed Products exclusively licensed to MONSANTO hereunder. To the extent not recovered under Section 6.4(c), the costs of such patent enforcement shall be paid by MONSANTO (provided that MONSANTO shall be entitled to offset one-half of such costs against any future royalty payments to be made to MYRIAD hereunder).
     MYRIAD shall have the right to join as a party plaintiff in any suit prosecuted by MONSANTO hereunder at MYRIAD's expense and shall give MONSANTO reasonable assistance.

               (ii) Each Party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow the other Party to institute and prosecute infringement actions in accordance with this Section at the expense of the Party instituting any such action.

          (c) Recoveries.  Any recoveries with respect to patent infringement
              ----------
actions undertaken pursuant to Section 6.4(b)(i) shall be divided as follows:

               (i)   First, MONSANTO shall recover its expenses;
                     -----

               (ii)  Second, MYRIAD shall recover its expenses, if any;
                     ------

               (iii) Third, MYRIAD shall receive a percentage royalty as
                     -----
     specified in Section 4.3 of this Agreement on any recovery received if such infringement is related to a Licensed Product; and

               (iv)  Finally, MONSANTO shall retain any remaining proceeds.
                     -------

          (d) Settlement with a Third Party.  The Party that is pursuing any
              -----------------------------
action hereunder shall have the exclusive right to control settlement of a such action; provided, however, that no settlement shall be entered into without the
        --------  -------
written consent of the other Party if such settlement would materially and adversely affect the interests of the other Party hereunder.


     6.5  Defense and Settlement of Third Party Claims.
          --------------------------------------------

          (a) Defense.  If a Third Party asserts that a patent, trademark or
              -------
other intangible right owned by it is infringed by the manufacture, use or sale of any Licensed Product, MONSANTO will be solely responsible for defending against any such assertions at its cost and expense; provided that if any such Third Party claim relates to any actions taken by or on behalf of MYRIAD with respect to MYRIAD Technology or MYRIAD Patents, or a defect in or infringement by such MYRIAD Technology or MYRIAD Patent, MYRIAD shall be solely responsible for defending against such claims at its sole cost and expense. The non-defending Party shall have the right to participate in the defense of any such Third Party action or expenses, at its own expense.

          (b) Damages.  Any and all expenses, damages or payments, including any
              -------
royalties, owed to a Third Party with respect to a claim defended under this
Section 6.5 shall be the responsibility of MONSANTO; provided that if any such Third Party claims relates to actions taken by or on behalf of MYRIAD with respect to MYRIAD Technology or MYRIAD Patents, or a defect in or infringement by such MYRIAD Technology or MYRIAD Patent, MYRIAD shall be solely responsible for all such expenses, damages and payments.

          (c) Settlement with a Third Party.  MONSANTO shall have the right to
              -----------------------------
control settlement of a Third Party claim; provided, however, no settlement may be entered into without the written consent of MYRIAD if such settlement would materially and adversely affect MYRIAD's interests pursuant to this Agreement, which consent shall not be unreasonably withheld or delayed.


                                  ARTICLE VII
                             TERM AND TERMINATION
                             --------------------

     7.1  Term.  This Agreement shall commence as of the Effective Date and
          ----
continue in effect until the later of (a) the end of the Research Term and the Option Period and (b) the date on which MONSANTO is not obligated to pay a royalty to MYRIAD, as the case may be.

     7.2  Termination for Cause.  This Agreement may be terminated by a Party at
          ---------------------
any time during the term of this Agreement as follows:

          (a) with respect to obligations other than payment obligations, if the other Party is in breach of its material obligations hereunder and has not cured or taken steps to substantially cure such breach within ninety (90) days after notice of the breach with reasonable detail of the particulars of the alleged breach and, with respect to payment obligations due and owing, if MONSANTO has not cured or taken steps to substantially cure such breach (such as the mailing of the check therefor) within thirty (30) days after notice of the particulars of the alleged breach;

          (b) in the event substantially all of MYRIAD's assets are sold, or greater than 50% of MYRIAD's equity securities are transferred (whether by stock sale, merger, consolidation, reorganization, recapitalization or otherwise), to a third party, MONSANTO shall have the right to immediately terminate this Agreement with delivery to MYRIAD of written notice; or

          (c) upon the filing or institution of bankruptcy, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party's business or of a substantial portion of such party's business is subject to attachment or similar process; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within sixty (60) days after the filing thereof.


     7.3  Effect of Termination on License.
          --------------------------------

          (a) In the event MYRIAD terminates this Agreement because of material breach by MONSANTO (whether before or after the Research Term), the licenses for commercial purposes granted to MONSANTO hereunder shall terminate (and, in effect, automatically revert back to MYRIAD).

          (b) In the event MONSANTO terminates this Agreement because of material breach by

MYRIAD (whether before or after the Research Term), MONSANTO shall have the option to either (i) continue any Exclusive License then in place in which case the milestone and royalty obligations provided in this Agreement shall continue in full force and effect, but at a level reduced by 50% of the applicable amount; or (ii) convert any such Exclusive License to a non-exclusive, royalty-free license in which case MONSANTO shall have an irrevocable paid-up, royalty-free license for research and development purposes and for commercial purposes.

          (c) In the event MONSANTO terminates this Agreement under Section 7.2(b), (i) any Exclusive Licenses then in existence shall continue in full force and effect subject to the existing milestone and royalty obligations provided in this Agreement and (ii) notwithstanding anything in this Agreement to the contrary, MONSANTO shall have the right to require MYRIAD (or its successor) to immediately return to MONSANTO or destroy, at MONSANTO's election, all MONSANTO Information and all other information, records, results, libraries and other materials (written, electronic or otherwise) provided to MYRIAD by MONSANTO in connection with the Research Program or otherwise developed under or in connection with the Research Program.

          (d) In the event MONSANTO terminates this Agreement under Section 7.2(c) or this Agreement is otherwise terminated under Section 7.2(c), all rights and licenses granted under or pursuant to this Agreement by MYRIAD to MONSANTO are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the Bankruptcy Code. The parties agree that MONSANTO, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against MYRIAD under the Bankruptcy Code, MONSANTO shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property upon written request therefor by MONSANTO. Such intellectual property and all embodiments thereof shall be promptly delivered to MONSANTO (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by MONSANTO, unless MYRIAD elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of MYRIAD upon written request therefor by MONSANTO. MYRIAD shall not interfere with the rights of MONSANTO as provided in this Agreement, or any agreement supplementary hereto, to such intellectual property (including all such embodiments thereof), including any right of MONSANTO to obtain such intellectual property (or such embodiment) from any other entity.


     7.4  Remedies.  If either Party shall fail to perform or observe or
          --------
otherwise breach in any material respect any of its material obligations under this Agreement, in addition to any right to terminate all or any portion of this Agreement, the non-defaulting Party may elect to obtain other relief and remedies available under law.


     7.5  Survival.  Each Party shall remain liable for all obligations
          --------
(including liabilities for breach of this Agreement) accruing prior to any termination of this Agreement; provided that neither Party shall have any obligation to make any payment to the other to the extent that it has not accrued or is not due prior to the effective date of such termination. In addition, the rights and obligations of the Parties pursuant to Article V, X and XI and Sections 2.5, 2.6, 6.1, 7.3, 7.4 and 7.5 hereof shall survive any termination of this Agreement.


                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


     8.1  Representations and Warranties.
          ------------------------------

          (a) Each Party represents and warrants to the other Party that:

               (i)   Organization.  It is a corporation duly organized, validly
                     ------------
     existing and in good standing under the laws of its jurisdiction of incorporation.

               (ii)  Authority.  It has full corporate power and authority to
                     ---------
     execute and deliver this Agreement and any other agreements and instruments to be executed and delivered by such Party pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken to authorize such execution, delivery and consummation have been duly and properly taken and obtained.

               (iii) Enforceability.  This Agreement has been duly executed and
                     --------------
     delivered by such Party and constitutes, and such other agreements and instruments when duly executed and delivered by such Party will constitute, legal, valid and binding obligations of such Party enforceable against such Party in accordance with their respective terms, subject to bankruptcy, liquidation and equitable defenses.

               (iv)  Approvals, Consents, Etc.  No approval, authorization,
                     ------------------------
     consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by such Party of this Agreement and the execution and delivery by such Party of such other agreements and instruments or the consummation by such Party of the transactions contemplated hereby or thereby.

               (v)   No Conflicts. None of the execution, delivery or
                     ------------
     performance of this Agreement or the other agreements and instruments to be executed and delivered by such Party (A) conflict with (or will conflict with) or result in a breach under (or will result in a breach under) the charter documents or any material contractual undertaking of such Party or its Affiliates; or (B) conflict with (or will conflict with) or result in a violation of (or will result in a violation of) any of the laws of the jurisdiction of incorporation of such Party.

               (vi)  Title.  It has good and marketable title to or valid leases
                     -----
     or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under this Agreement, subject to no claim of any Third Party.

          (b) MYRIAD represents and warrants to MONSANTO that as of the date of this Agreement:

               (i) unless otherwise disclosed to MONSANTO in writing as of the date hereof, MYRIAD is the sole owner of, or the exclusive worldwide licensee of, the MYRIAD Patents and Technology licensed to MONSANTO under this Agreement and/or otherwise used in connection with the Research Program, free and clear of any liens or encumbrances which would prevent or impair the grant of such license.

               (ii) MYRIAD has the right and power to enter into this Agreement and grant the licenses granted to MONSANTO under this Agreement in the manner set forth in this Agreement.

               (iii) unless otherwise disclosed to MONSANTO in writing as of the date hereof, MYRIAD Patents and Technology sublicensed to MONSANTO under this Agreement are licensed to MYRIAD in a manner sufficient to permit MYRIAD to grant the sublicenses to MONSANTO hereunder, all fees and other payments in respect of such licenses have been duly made by MYRIAD and MYRIAD has not breached in any material respect the terms of any such license.

               (iv) MYRIAD has not assigned or conveyed any interest in the MYRIAD Patents or MYRIAD Technology licensed to MONSANTO under this Agreement, or entered into any agreement or made any commitment, which is inconsistent with or in derogation of the licenses granted to MONSANTO hereunder.

               (v) The execution, delivery and performance by MYRIAD of this Agreement does not require the consent of any Third Party.

               (vi) There are no material adverse proceedings, claims or actions pending, or to the best of such its knowledge, threatened, relating to the MYRIAD Technology or MYRIAD Patents as of the Effective Date of this Agreement which would materially interfere with MYRIAD's performance of its obligations under this Agreement. Further, MYRIAD has disclosed, and shall disclose to MONSANTO any material adverse proceedings, claims or action that have arisen or that may arise and come to its knowledge, relating to such MYRIAD Technology or MYRIAD Patents, which would reasonably be expected to materially interfere with its performance of its obligations under this Agreement.

               (vii) The MYRIAD Technology and the MYRIAD Patents comprise all proprietary rights necessary for the conduct of the Research Program as contemplated hereby, no loss or expiration of any MYRIAD Technology or MYRIAD Patent is threatened, pending or reasonably foreseeable, MYRIAD has not received any notices of, nor is MYRIAD aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any Third Party with respect to any MYRIAD Technology or MYRIAD Patent including, without limitation, any demand or request that MYRIAD license rights from a Third Party which demand or request would reasonably be expected to materially interfere with MYRIAD's performance of its obligations under this Agreement. MYRIAD has not infringed, misappropriated or otherwise conflicted with any rights of any Third Parties and MYRIAD is not aware of any infringement, misappropriation or conflict which shall occur as a result of the conduct of the Research Program as contemplated hereby, and to MYRIAD's knowledge, the MYRIAD Technology and MYRIAD Patents owned or licensed to MYRIAD have not been infringed, misappropriated or conflicted by any Third Party.


                                   ARTICLE IX
                                INDEMNIFICATION
                                ---------------

     9.1  Indemnification of MYRIAD by MONSANTO.  MONSANTO shall indemnify,
          -------------------------------------
defend and hold harmless MYRIAD and its affiliates and subcontractors, and their respective stockholders, directors, officers, employees, and agents and their respective successors, heirs and assigns (the "MYRIAD Indemnitees"), against any
                                               ------------------
liability, damage, loss, settlement, cost or expense (including reasonable attorneys' fees and expenses of litigation) ("Losses") incurred by or imposed
                                              ------
upon the MYRIAD Indemnitees, or any one of them, in connection with any claims, suits, actions, administrative proceedings, demands or judgments of third parties ("Claims"), including without limitation personal injury and product
          ------
liability matters (except in cases where such Claims result from a material breach of this Agreement or negligence or willful misconduct on the part of MYRIAD or from or relating to any actions taken by or on behalf of MYRIAD with respect to MYRIAD Technology or MYRIAD Patents, or a defect in or infringement by such MYRIAD Technology or MYRIAD Patents), arising out of or related to (a) any actions of MONSANTO and its directors, officers, employees and agents and their respective successors, heirs and assigns in the performance of the Research Program, (b) the production, manufacture, promotion, sale or use by any person of any Licensed Product which is manufactured or sold by MONSANTO or by an Affiliate, sublicensee, distributor or agent of MONSANTO (other than MYRIAD or any Affiliate of MYRIAD's), (c) MONSANTO Baits or other materials provided by MONSANTO to MYRIAD in connection with the Research Program, or (d) the breach by MONSANTO of any provision of this Agreement.


     9.2  Indemnification of MONSANTO by MYRIAD.   MYRIAD shall indemnify,
          -------------------------------------
defend and hold harmless MONSANTO and its affiliates and subcontractors, and their respective stockholders, directors, officers, employees, and agents and their respective successors, heirs and assigns (the "MONSANTO Indemnitees"),
                                                     --------------------
against any Losses incurred by or imposed upon the MONSANTO Indemnitees, or any one of them, in connection with any Claims, including without limitation claims of suppliers and MYRIAD employees in the case of clause (a) below and personal injury and product liability matters in the case of clause (b) below (except in cases where such Claims result from a material breach of this Agreement or negligence or willful misconduct on the part of MONSANTO or from or relating to any actions taken by or on behalf of MONSANTO with respect to MONSANTO Technology or MONSANTO Patents, or a defect in or infringement by such MONSANTO Technology or MONSANTO Patents), arising out of or related to (a) any actions of MYRIAD and its directors, officers, employees and agents and their respective successors, heirs and assigns in the performance of the Research Program, (b) the production, manufacture, promotion, sale or use by any person of any Discontinued Product which is manufactured or sold by MYRIAD or an Affiliate, sublicensee, distributor or agent of MYRIAD (other than MONSANTO or any Affiliate of MONSANTO), (c) MYRIAD Technology or MYRIAD Patents or (d) the breach by MYRIAD of any provision of this Agreement.


     9.3  Notice, Etc.  Each Indemnitee agrees to give the indemnifying Party
          -----------
prompt written notice of any Claim, for which such Indemnitee intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification shall not affect the Indemnitee's entitlement to indemnification hereunder except to the extent that the indemnifying Party shall have been prejudiced as a result of such failure. The indemnifying Party shall have the sole right (but not the obligation) to defend, settle or otherwise dispose of any Claim for which the Indemnitee intends to assert a right to indemnification under this Agreement as contemplated in the preceding sentence on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate if and so long as the indemnifying Party has recognized in a written notice to the Indemnitee its obligation to indemnify the Indemnitee for any Losses relating to such Claim, and at the indemnifying party's option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with a nationally recognized reputable counsel acceptable to the Indemnitee; provided, that the indemnifying party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee, if the claim which the indemnifying party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim to which the Indemnitee reasonably believes an adverse determination would be detrimental to or injure the Indemnitee's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Indemnitee, the appropriate court rules that the indemnifying party failed or is failing to vigorously prosecute or defend. If the indemnifying party is permitted to assume and control the defense and elects to do so, the Indemnitee shall have the right to employ counsel separate from counsel employed by the indemnifying party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnitee shall be at the expense of the Indemnitee unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, or (ii) the indemnifying party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the indemnifying party and the Indemnitee. If the Indemnifying Party shall control the defense of any such claim, the indemnifying Party shall obtain the written consent of the Indemnitee prior to ceasing to defend, settling or otherwise disposing of any Claim if as a result thereof the Indemnitee would become subject to injunctive or other equitable relief that could reasonably be expected to have a material adverse effect on the business of the Indemnitee in any nonmonetary manner.


                                   ARTICLE X
                               DISPUTE RESOLUTION
                               ------------------

     10.1  Senior Officials.  The Parties recognize that a bona fide dispute as
           ----------------
to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article X if and when a dispute arises under this Agreement. In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within thirty
(30) days after such notice is received. Said designated senior officials are as follows:

          For MONSANTO:   Head of Pharmaceutical Research and Development,
                       Monsanto Company, or designee thereof

          For MYRIAD:    President, Myriad Genetics, Inc.

          In the event the designated senior officials are not able to resolve such dispute within the thirty (30) day period, such dispute will be submitted to arbitration in accordance with Section 10.2 hereunder.


     10.2  Arbitration.  In the event that the parties cannot resolve any
           ------------
dispute hereunder as set forth above, the Parties shall submit the matter to arbitration as provided herein. Binding arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by MONSANTO, one by MYRIAD and the third by the two so chosen. If both or either of MYRIAD or MONSANTO fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, then the President of the New York office of the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board or, if he shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the Boston office of the American Arbitration Association.

          (a) Within ten (10) days of the appointment of the full arbitration panel, the Parties shall exchange documents setting forth their final detailed proposals for resolution of the matter in dispute, together with a brief or other written memorandum supporting the merits of their final proposal. The arbitration panel shall promptly convene a hearing in (Boston, Massachusetts), at which time each Party shall have an agreed upon time to argue and present witnesses in support of its final proposal.

          (b) The arbitration panel shall select the proposal which most closely reflects a commercially reasonable interpretation of the terms of this Agreement as the way to resolve the matter. In making their selection, the arbitrators shall not modify the terms or conditions of either Party's final proposal nor shall the arbitrators combine provisions from both final proposals. In making their selection, the arbitrators shall consider the terms and conditions of this Agreement, the relative merits of the final proposals, and the written and oral arguments of the Parties. In the event the arbitrators seek the guidance of the law of any jurisdiction, the law of the State of Delaware shall govern.

          (c) The arbitrators shall make their decision known to both Parties as quickly as possible by delivering written notice of their decision to both Parties. The Parties shall agree in writing to comply with the proposal selected by the arbitration panel within five (5) days of receipt of such selection. The decision of the arbitrators shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction.

          (d) The Parties shall bear their own costs in preparing for the arbitration and the costs of the arbitrators shall be equally divided between the Parties; provided that the arbitrators shall be entitled to award costs to the successful Party.


                                   ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1  No Agency.  Nothing contained in this Agreement or the other
           ---------
agreements and instruments to be executed and delivered by the Parties hereto shall be deemed to constitute MYRIAD or any of its Affiliates as agent or representative of MONSANTO for any purpose, or constitute MONSANTO or any of its Affiliates as agent or representative of MYRIAD for any purpose. The status of each of the Parties hereto with respect to the transactions contemplated by this Agreement is that of an independent contracting party acting for its own account.


     11.2  Expenses.  Except as otherwise specifically provided in this
           --------
Agreement, each Party will pay its own expenses incident to this Agreement and the transactions contemplated hereby, including legal and other fees and disbursements.


     11.3  Binding Effect.  This Agreement shall be binding upon and inure to
           --------------
the benefit of each Party and its successors and permitted assigns upon the execution thereof by the Parties.


     11.4  Notices.  Notices hereunder shall be in writing and shall be
           -------
delivered by telecopier, telex, international cable, air courier or air mail, postage prepaid, as follows:


     To MONSANTO:     MONSANTO Company
                      700 Chesterfield Parkway North
                      St. Louis, Missouri 63198
                      Telecopier:  (314) 694-9009
                      Attention:  Legal Department

     To MYRIAD:       Myriad Genetics, Inc.
                      320 Wakara Way
                      Salt Lake City, UT 84108
                      Telecopier:  (801) 584-3640
                      Attention:  President

     With a copy to:  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                      One Financial Center
                      Boston, MA 02111
                      Telecopier: (617) 542-2241
                      Attention:  Jonathan Kravetz, Esq.

Either Party may designate any other address for notices hereunder by written notice to the other Party given in accordance with this Section 11.4 at least ten (10) days prior to the effective date of such change. Notices shall be deemed given: (i) when delivered, in the case of personal delivery; or (ii) on the date transmitted, in the case of a telecopy, as evidenced by a dated confirmation report generated by the sending telecopy machine indicating successful transmission to the recipient's telecopier number.


     11.5  Severability.  If any term or other provision of this Agreement is
           ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either Party. Upon such determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the extent that the transactions contemplated hereby are fulfilled to the extent possible.


     11.6  Cooperation.  The Parties shall cooperate with one another in signing
           -----------
such documents and instruments and taking such other reasonable and lawful action as may be necessary or appropriate in performing and carrying out the terms of this Agreement.

     11.7  Amendments and Waivers.  The Parties hereto may, by written agreement
           ----------------------
signed by each Party, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement. Any Party hereto may waive, by written instrument signed by such Party, any inaccuracies in the representations and warranties of the other Party or compliance by another Party with any of its obligations contained in this Agreement. This Agreement may be amended only by written instrument signed by the Parties hereto and any waiver relating to this Agreement must be in writing signed by the Party granting such waiver.


     11.8  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


     11.9  Entire Agreement.  This Agreement, together with the exhibits hereto
           ----------------
and thereto, and the agreements and instruments delivered pursuant hereto and thereto, contain the entire agreement between the Parties hereto, and supersede all prior agreements and undertakings between the Parties hereto relating to the subject matter hereof and thereof. No representation or warranty shall be deemed to have been made herein except for those representations and warranties expressly made herein.


     11.10  Headings.  The section headings contained in this Agreement are
            --------
included for convenience only and form no part of the agreement between the Parties.


     11.11  Assignment and Successors.  This Agreement may not be assigned by
            -------------------------
either Party, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporations or any Affiliate thereof.


     11.12  Force Majeure.  Neither MONSANTO nor MYRIAD shall be liable for
            -------------
failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of MONSANTO or MYRIAD. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.


     11.13  Parties in Interest.  Except as provided herein, nothing in this
            -------------------
Agreement, express or implied, is intended to confer on any person or entity other than the Parties hereto and their respective permitted sublicensees and assignees any rights or remedies under or by virtue of this Agreement, and no person or entity shall assert any rights as a Third Party beneficiary hereunder.


     11.14  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Delaware without regard to Delaware's choice of law provisions.


     11.15  Further Assurances.  The Parties agree to duly execute and deliver,
            ------------------
or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as any other party hereto may at any time and from time to time reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.


     11.16  Bankruptcy.  All rights and licenses granted under or pursuant to
            ----------
this Agreement are, and shall otherwise be, deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The Parties to this Agreement shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of bankruptcy proceeding by or against a party licensor under the U.S. Bankruptcy Code, the licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to the licensee (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by the licensee, unless the licensor elects to continue to perform all of its obligations under this Agreement, or
(b) if not delivered under (a) above, upon the rejection of the Agreement by or on behalf of the licensor upon written request therefor by the licensee, provided, however, that upon the licensor's (or its successor's) written notification to the licensee that it is again willing and able to perform all of its obligations under this Agreement, the licensee shall promptly return all such tangible materials to the licensor, but only to the extent that the licensee does not require continued access to such materials to enable the licensee to perform its obligations under this Agreement.


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

                 *          *          *          *          *


     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized representative.

                              MONSANTO COMPANY

                              By:  /s/ Philip Needleman, Ph.D.
                                   -----------------------------------------

                              Name: Philip Needleman, Ph.D.
                                    ----------------------------------------

                              Title: President, Searle
                                     ---------------------------------------


                              MYRIAD GENETICS, INC.

                              By: /s/ Peter D. Meldrum
                                  ------------------------------------------

                              Name: Peter D. Meldrum
                                    ----------------------------------------

                              Title: President & C.E.O.
                                     ---------------------------------------

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